EXHIBIT 10.17.7
CONFIDENTIAL TREATMENT REQUESTED
EXECUTION COPY
AMENDMENT NO. 1 TO
SYNACOR [*] CONTENT NO. 1 ATTACHMENT
     This Amendment No. 1 to Synacor [*] Content Attachment No. 1 (this “Amendment No. 1”), dated as of the 1st day of June, 2005, is by and between SYNACOR, INC. (“Synacor”) and ACC OPERATIONS, INC. (“Client”) and amends the Content Attachment No. 1, dated November 21, 2004, to Content Distribution Addendum to Synacor Master Services Agreement, by and between Synacor and Client (“Content Attachment No. 1”). Capitalized terms used but not defined in this Amendment No. 1 shall have the meanings ascribed to them in Content Attachment No. 1 or the Master Services Agreement dated July 13, 2004 by and between Synacor and Client (the “Agreement”), as applicable.
WITNESSETH:
     WHEREAS, Section 6 of Content Attachment No. 1 provides that the licenses to Client’s Users for DRM protected music are time based; and
     WHEREAS, the Parties desire to provide for the download and permanent licensing to Users of individual music tracks and/or albums.
     NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
1. Digital Rights Management (“DRM”). DRM is used by [*] to ensure that songs that are downloaded are not used in a manner that violates the rights of the copyright owner. At the time of execution of Content Attachment No. 1, the [*] DRM technology supported only subscription-based music licenses (the “Subscription Model”), as provided in Content Attachment No. 1. The [*] DRM now supports the purchase by Users of permanent licenses to individual music tracks or albums which may be downloaded by Users (the “Download Model”) for a fee and Synacor hereby agrees to make such Download Model available to Client and its Users in connection with the Adelphia Music service.
2. Revenue Share. The Parties agree that all revenues derived from Users of Adelphia Music via the Download Model and the costs specifically attributable to Client for providing the Download Model to Users of Adelphia Music (limited to actual and direct costs to Synacor assessed with respect to obtaining content from [*], additional actual and direct per transaction charges imposed by [*] on, or passed through to, Synacor (e.g., studio, label and publishing fees), Verisign or other third party transaction costs, and credit card processing fees (collectively, “Costs”)) shall be aggregated and that Synacor shall share the Net Revenues (as defined herein) [*] with Adelphia. Net revenues shall be calculated as total gross revenues generated from Users of Adelphia Music through the Download Model from all purchases of music tracks or albums, less (a) Client’s portion of the Costs, (b) refunds that Synacor or Client’s agents refund to a User, and (c) charge-backs (i.e., charges that credit card merchants pay to a customer after the customer successfully disputes an item on his or her credit card statement) (hereinafter “Net Revenues”).
3. Monthly Report. Beginning no later then September 1, 2005, Synacor will provide a monthly report that details the total gross revenues and Net Revenues derived from Users of Adelphia Music through the Download Model during the pertinent month, including a delineation of tracks and albums purchased during such month, as well as the Costs and Client’s portion of such Costs, refunds and charge-backs. Synacor shall provide financial information sufficient to support the split of Net Revenues and any attendant payments to Adelphia on a monthly basis. Notwithstanding anything in this Paragraph 3 to the contrary, Synacor shall track all of the foregoing information at the same level of detail specified herein for transactions by Users of

*	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Adelphia Music occurring during the months of June, July and August 2005, which information shall be included in the first monthly report to be provided by September 1, 2005, and Client shall receive its share of the revenue for such months accordingly. Client shall have the right to inspect and audit Synacor’s books and records relating to the foregoing pursuant to Section 11 of the Agreement.
4. Pricing. Client and Synacor agree that the initial charge to Users of Adelphia Music for downloads of individual tracks under the Download Model will be [*] for albums. Any revisions to pricing will be mutually determined.
5. Effectiveness. Except as specifically amended hereby, the Agreement and Content Attachment No. 1 shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. If any provision of this Amendment No. 1 conflicts with any provision of the Agreement or Content Attachment No. 1, the provisions of this Amendment No. 1 shall control.
     IN WITNESS WHEREOF, the parties have executed this Amendment No. 1, effective as of the date first above written.

SYNACOR, INC.		ACC OPERATIONS, INC.

By:	/s/ George Chamoun	By:	/s/ Nancy McGee

	Name: George Chamoun		Name: NANCY MCGEE
	Title: SVP		Title: SVP MARKETING
Date:	6/9/2005

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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